THE MIDDLETON DOLL COMPANY

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

        THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into by and between The Middleton Doll Company, a Wisconsin corporation (the “Company”), and the person whose signature is set forth on the signature page hereof (the “Participant”) effective as of ___________________.

RECITALS

        WHEREAS, the Company has adopted The Middleton Doll Company 2003 Stock Option Plan (the “Plan”), which provides for the grant of options to officers and other key employees of the Company and its subsidiaries, each as designated by an appropriate committee of the Company’s Board of Directors, as provided in the Plan (the “Committee”), to participate in the Plan;

        WHEREAS, the Participant is an officer or other key employee that the Committee has designated to participate in the Plan; and

        WHEREAS, the Company wishes to grant to the Participant an option to purchase the Company’s common stock, par value 6 2/3 cents per share (the “Common Stock”), on the terms and conditions specified herein to provide a means for the Participant to participate in the future growth of the Company and to increase the Participant’s incentive and personal interest in the continued success and growth of the Company.

AGREEMENT

        NOW, THEREFORE, the parties agree as follows (any capitalized terms used herein but not defined herein shall have the respective meanings given in the Plan):

        1.    Option.

            a.    Grant. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Participant a Non-Qualified Stock Option to purchase all or any part of the shares of Common Stock set forth on the signature page hereof (the “Shares”), at the exercise price set forth on the signature page hereof (collectively, the “Option”).

            b.    Term. The term of the Option shall expire at 11:59 p.m., Wisconsin time, on the date immediately preceding the tenth anniversary of the date of grant of the Option.

            c.    Vesting. _____________ percent (___%) of the Option shall vest on each of the first _____ (__) anniversaries of the grant date.

        2.    Exercise. The Option may not be exercised prior to the date it is vested or after the term of the Option has expired. The Participant may, subject to the limitations of this Agreement and the Plan, exercise all or any portion of the Option that has vested pursuant to Section 1 hereof by providing written notice of exercise to the Company specifying the number of Shares with respect to which the Option is being exercised, which shall be accompanied by payment of the exercise price for such Shares. The exercise price shall be paid as provided in the Plan. No portion of the Option may be exercised after it has expired pursuant to Section 1 hereof.

        3.    Termination of Employment.

            a.     If the employment of the Participant terminates by reason of death or disability, any unvested portion of the Option shall vest in full upon the Participant’s death, and the Participant’s Beneficiary (as hereinafter defined) may exercise the Option for a period of one year after the date of death or date of disability and not thereafter; provided, however, that no Option or portion thereof shall be exercisable after it has expired pursuant to Section 1 hereof. For purposes of this Agreement, the term “disability” shall mean a total and permanent disability as determined by the Committee in its sole discretion.

            b.     If the employment of the Participant terminates for any reason other than death or disability, the Participant (or his or her legal representative) may exercise any portion of the Option that has vested pursuant to Section 1 hereof for a period of three months after the date of such termination of employment and not thereafter; provided, however, that no Option or portion thereof shall be exercisable after it has expired pursuant to Section 1 hereof.

            4.    Change of Control. In the event of any sale of assets, merger, consolidation, combination or other corporate reorganization, restructuring or change of control of the Company (“Change of Control”), the Board of Directors in its discretion may take one or more of the following actions: (a) provide for the acceleration of any time period relating to the exercise of the Option; (b) provide for the purchase of the Option for an amount of cash or other property that could have been received upon the exercise of the Option had the Option been currently exercisable or payable; (c) adjust the terms of the Option in the manner determined by the Board of Directors to reflect the Change of Control; (d) cause the Option to be assumed, or new right substituted for the Option, by another entity; or (e) make such other provision as the Board of Directors may consider equitable and in the best interests of the Company.

        5.    Withholding. The Company may withhold the amount of any tax attributable to any Shares deliverable under the Plan after giving the Participant notice as far in advance as practicable, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit the Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of the Option by electing to (a) have the Company withhold shares of Common Stock, (b) tender back shares of Common Stock received in connection with such benefit, or (c) deliver other previously owned shares of Common Stock, in each case such stock having a then Fair Market Value (as defined in the Plan) equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Participant’s estimated minimum federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Common Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.

        6.    Non-Transferability. The Participant shall have no rights to sell, assign, transfer, pledge, assign or otherwise alienate the Option under this Agreement, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code (as defined in the Plan) or Title I of ERISA, or the rules thereunder, and any such attempted sale, assignment, transfer, pledge or other conveyance shall be null and void. The Option shall be exercisable during the Participant’s lifetime only by the Participant (or his or her legal representative).

        7.    Beneficiary. The person whose name appears on the signature page hereof after the caption “Beneficiary” or any successor designated by the Participant in accordance herewith (the person who is Participant’s Beneficiary at the time of his or her death is referred to as the “Beneficiary”) shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Participant. The Participant may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Board of Directors. The last such designation received by the Board of Directors shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Board of Directors prior to the Participant’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no Beneficiary designation is in effect at the time of the Participant’s death, or if no designated Beneficiary survives the Participant or if such designation conflicts with law, the Participant’s estate shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Participant. If the Committee is in doubt as to the right of any person to exercise the Option, then the Company may refuse to recognize such exercise, without liability for any interest or dividends on the underlying Shares, until the Board of Directors determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

        8.    Securities Law Restrictions. The Participant acknowledges that he or she is acquiring the Option and the Shares purchasable pursuant to the Option for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “Act”). The Participant agrees and acknowledges with respect to any Shares that have not been registered under the Act, that (i) Participant will not sell or otherwise dispose of such Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the Shares to such effect. As further conditions to the issuance of the Shares, the Participant agrees for himself or herself, and his or her heirs, legatees and legal representatives, prior to such issuance to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.

        Unless otherwise determined by the Board of Directors, the Participant agrees that any certificate representing shares of Common Stock acquired upon exercise of the Option shall bear the following legend:

“The shares of Common Stock represented by this certificate are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”). These shares may not be sold, transferred or disposed of unless they are registered under the Act, or sold in a transaction that is exempt from registration under the Act and any applicable state securities laws. Any sale, assignment, exchange, gift, transfer or other disposition of the Common Stock represented by this certificate is subject to the terms and conditions of a Non-Qualified Stock Option Agreement, dated and effective as of __________________ and The Middleton Doll Company 2003 Stock Option Plan.”

        9.    Limited Interest.

            a.     The grant of the Option shall not be construed as giving the Participant any interest other than as provided in this Agreement.

            b.     The Participant shall not have any voting or dividend rights or other rights as a shareholder with respect to the Shares before the date of transfer to the Participant of a certificate or certificates for such shares and recording of the Participant’s name on the Company’s shareholder ledger as the holder of record of such shares.

            c.     Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any subsidiary to terminate the Participant’s employment at any time nor confer upon the Participant any right to continue in the employ of the Company or any subsidiary.

            d.     The grant of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Shares or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.

        10.    Incorporation by Reference. The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern.

        11.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to conflict of law principles thereof.

        12.    Amendment. This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties hereto.

        13.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        14.    Severability. If any provision of this Agreement, the Option or the Plan (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to the Participant or the Option, or (b) would disqualify this Agreement, the Option or the Plan under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, the Option or the Plan, then such provision shall be stricken as to such jurisdiction, the Participant or the Option, and the remainder of this Agreement, the Option and the Plan shall remain in full force and effect.

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        IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her hand, dated and effective as of the date first set forth above.

THE MIDDLETON DOLL COMPANY
(“Company”)
By:_________________________________
Its:_________________________________
(“Participant”)
___________________________________
Name:______________________________
Date of Agreement: ________________	Grant Date: ________________
Exercise Price Per Share: ______________	Option Expiration Date: _____________
No. of Shares: ______________
Beneficiary: ____________________________	Address of Beneficiary:
___________________________________
___________________________________
Beneficiary Tax Identification No.:
______________________________________